UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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INNOTRAC CORPORATION
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April 29, 2013

To Our Shareholders:

On behalf of the Board of Directors and management of Innotrac Corporation, I cordially invite you to the Annual Meeting of Shareholders to be held on June 5, 2013, at 9:00 AM, local time, at Innotrac Corporation Headquarters located at 6465 East Johns Crossing, Suite 400, Johns Creek, GA 30097.

At the Annual Meeting, shareholders will be asked to consider and vote upon the following item:
●	The re-election of two current Innotrac directors. Information about the nominees for director and certain other matters is contained in the accompanying Proxy Statement.
●	A non-binding resolution to approve the compensation of the Company’s Named Executive Officers.
●	A non-binding resolution to determine the frequency of future advisory votes on executive compensation.

A copy of Innotrac’s 2012 Annual Report to Shareholders, which contains financial statements and other important information about Innotrac’s business, is also enclosed.

It is important that your shares of stock be represented at the meeting, regardless of the number of shares you hold. We encourage you to specify your voting preference. If you are a shareholder of record, you can vote your shares by the internet or by telephone by following the instructions on your Proxy Card. If you wish to vote by mail, please date, sign, and mail the enclosed Proxy Card promptly.

Regardless of whether you plan to attend the meeting in person, please complete the enclosed Proxy Card and return it promptly in the enclosed envelope, or vote by using any other method described on your Proxy Card. If you do attend and wish to vote in person, you may revoke your proxy at that time.

I hope you are able to attend, and look forward to seeing you.

Sincerely, SCOTT D. DORFMAN Chairman of the Board, President and Chief Executive Officer

INNOTRAC CORPORATION
6465 East Johns Crossing Suite 400
Johns Creek, Georgia 30097

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 5, 2013

To the Shareholders of Innotrac Corporation:

Notice is hereby given that the Annual Meeting of Shareholders of Innotrac Corporation will be held at 9:00 AM, local time, on Wednesday, June 5, 2013, at Innotrac Corporation Headquarters located at 6465 East Johns Crossing, Suite 400, Johns Creek, GA 30097 for the following purposes:

1.	To elect two directors whose terms, if re-elected, will expire in 2016.
2.	To consider a non-binding resolution to approve the compensation of the Company’s Named Executive Officers.
3.	To consider a non-binding resolution to determine the frequency of future advisory votes on executive compensation.
4.	To consider such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Only holders of Innotrac’s common stock (“Common Stock”) of record as of the close of business on Monday, April 22, 2013 are entitled to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting. For that reason, we ask that you promptly sign, date and mail the enclosed Proxy Card in the return envelope provided, or vote by using any other method described on your Proxy Card. If you do attend and wish to vote in person, you may revoke your proxy at that time.

The enclosed Proxy Statement, Proxy Card and Annual Report to Shareholders, which includes a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, are also available on our web site at http://www.innotrac.com, however, our website and any contents on our website should not be considered incorporated by reference into this document.

April 29, 2013	By Order of the Board of Directors, Stephen G. Keaveney Secretary

Your Vote is Important

Whether or not you expect to be present at the Annual Meeting, we urge you to vote your shares. You can vote your shares by the internet or by telephone by following the instructions on your Proxy Card. If you wish to vote by mail, please date, sign, and promptly return the enclosed Proxy Card in the enclosed business reply envelope. The proxy may be revoked at any time prior to exercise, and if you are present at the Annual Meeting, you may, if you wish, revoke your proxy at that time and exercise the right to vote your shares personally.

Innotrac Corporation
Proxy Statement Contents

Introduction	1

Quorum and Voting Requirements	2

Voting Securities and Principal Shareholders	2

Section 16(a) Beneficial Ownership Reporting Compliance	4

Board Matters	4

Items for Vote:
Item No. 1: Election of Directors	8
Item No. 2: Advisory Vote on Executive Compensation	10
Item No. 3: Advisory Vote to Determine Frequency of Future Advisory Votes on Executive Compensation	10

Compensation of Executive Officers and Directors:
Summary Compensation Table	11

Narrative Disclosure to Summary Compensation Table	11

Outstanding Equity Awards at Fiscal Year-End	16

Potential Payments Upon Termination or Change in Control	16

Non-Employee Director Compensation	17

Compensation Committee Interlocks and Insider Participation	17

Related Person Transactions	18

Equity Compensation Plans	19

Accounting Matters:
Independent Registered Public Accounting Firm	19

Report of the Audit Committee	21

Shareholders’ Proposals for 2014 Annual Meeting	22

Other Matters	22

PROXY STATEMENT
Dated April 29, 2013
For the Annual Meeting of Shareholders
To be Held June 5, 2013

INTRODUCTION

This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Innotrac Corporation (“Innotrac” or the “Company”) for use at Innotrac’s 2013 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, June 5, 2013, including any postponement, adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. Management intends to mail this Proxy Statement and the accompanying form of proxy to shareholders on or about April 29, 2013.

Only shareholders of record at the close of business on April 22, 2013 (the “Record Date”) are entitled to notice of and to vote in person or by proxy at the Annual Meeting. As of the Record Date, there were 13,245,440 shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”), issued and entitled to vote at the Annual Meeting.

Shareholders are requested to provide their voting instructions by the Internet, by telephone, or by mail in the accompanying proxy duly executed and returned to the management of Innotrac. Proxies that are properly delivered, and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by delivery of a subsequently dated proxy, by written notification to the Secretary of Innotrac or by personally withdrawing the proxy at the Annual Meeting and voting in person.

Abstentions and broker non-votes will not be considered in the election of nominees to the Board of Directors, the non-binding vote to approve the compensation of the Company’s Named Executive Officers, or the non-binding vote to determine the frequency of future advisory votes on executive compensation, but will be treated as votes against any other proposals presented to the shareholders.  A broker non-vote occurs when a proxy received from a broker or other nominee holding shares on behalf of a client (i.e., in street name) does not contain clear voting instructions on a “non-routine” matter because the broker or nominee has not received specific voting instructions from the client with respect to such non-routine matter.  The proposals in this proxy statement are non-routine matters and accordingly the brokerage firm cannot vote your shares on these proposals without your instructions.  A rule change effective in 2010 no longer permits brokers to vote in the election of Directors if the broker has not received instructions from the beneficial owner, accordingly, it is now particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

If your shares of Common Stock are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee, which you must follow in order to have your shares voted - the instructions may appear on the special proxy card provided to you by your nominee (also called a “voting instruction form”). Your nominee may offer you different methods of voting, such as by telephone or Internet. If you do hold your shares in “street” name and plan on attending the Annual Meeting, you should request a proxy from your broker or other nominee holding your shares in record name on your behalf in order to attend the Annual Meeting and vote at that time (your broker may refer to it as a “legal” proxy).

A copy of Innotrac’s Annual Report to Shareholders, which includes a copy of the Annual Report on Form 10-K for the year ended December 31, 2012, is being furnished herewith. Any record or beneficial shareholder as of the Record Date may request a copy of any exhibits to the Annual Report on Form 10-K, upon payment of Innotrac’s reasonable expenses in furnishing the exhibits, by submitting a written request to:

Innotrac Corporation
6465 East Johns Crossing Suite 400
Johns Creek, Georgia 30097
Attn.: Secretary

If the person requesting exhibits was not a shareholder of record on the Record Date, the request must include a representation that the person was a beneficial owner of Common Stock on that date.

This Proxy Statement and the enclosed Proxy Card and Annual Report to Shareholders are available on our web site at www.innotrac.com.

QUORUM AND VOTING REQUIREMENTS

The holders of a majority of the shares entitled to vote on the Record Date, represented in person or by proxy, shall constitute a quorum for the purpose of transacting business at the Annual Meeting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at the Annual Meeting. The required vote for each item of business at the Annual Meeting is as follows:

➢
For Item 1 on the Proxy Card, the election of two directors, the nominees for the vacancy receiving the greatest number of votes at the Annual Meeting, assuming a quorum is present, shall be deemed elected, even though such nominees may not receive a majority of the votes cast.

➢
For Item 2 on the Proxy Card, the non-binding resolution to approve the compensation of the Company’s Named Executive Officers, the resolution will be approved if the number of votes cast in favor of approving the non-binding resolution exceeds those cast against it.

➢
For Item 3 on the Proxy Card, the non-binding resolution to determine the frequency of the advisory vote on executive compensation, the alternative receiving the greatest number of votes - every one, two or three years - will be deemed to be the frequency that shareholders approve.

➢
For any other business at the Annual Meeting, if more shares are voted in favor of the matter than against it, assuming a quorum is present, the matter shall be approved, unless the vote of a greater number is required by law.

In counting the votes cast, only those cast “for” and “against” a matter are included, although you cannot vote “against” a nominee for director. An abstention and a “broker non-vote” are counted only for purposes of determining the presence of a quorum at the Annual Meeting, but otherwise have no effect on voting.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

The following table sets forth information concerning the beneficial ownership of the Common Stock, which is Innotrac’s only class of voting stock, at April 22, 2013, by:

●	each person known to Innotrac to beneficially own more than 5% of the Common Stock;
●	each director (including nominees for re-election), and each of the executive officers named in the Summary Compensation Table for 2013(the “Named Executive Officers”); and
●	all of Innotrac’s directors and executive officers as a group.

To Innotrac’s knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with regard to all shares beneficially owned.

Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage Beneficially Owned
Scott D. Dorfman	5,833,462	(2)	44.0%
IPOF Group	4,321,771	(3)	32.6%
Robert J. Toner	281,170	(4)	2.1%
Larry C. Hanger	226,097	(5)	1.7%
Joel E. Marks	105,000	(6)	*
Bruce V. Benator	76,000	(7)	*
Thomas J. Marano	75,000	(8)	*
James W. Childs	20,000		*
All directors and executive officers as a group (7 persons)	6,616,729		49.2%

*	Denotes less than 1%

(1)
Beneficial ownership is determined under the rules of the Securities and Exchange Commission. These rules deem common stock subject to options currently exercisable, or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options or of a group of which the person is a member, but they do not deem such stock to be outstanding for purposes of computing the percentage ownership of any other person or group. For purposes of the above table, as of April 22, 2013, there were 13,245,440 shares of Common Stock outstanding, which number includes restricted shares issued to executives and directors.  There are 190,000 options currently exercisable or exercisable within 60 days that are issued to the individuals listed in this table.  The total number of restricted shares outstanding at April 22, 2013 is 910,637.

(2)
Includes an aggregate of 160,033 shares owned by: (i) Mr. Dorfman’s wife individually and Mr. Dorfman and Mr. Dorfman’s wife as custodian for the benefit of their children; and (ii) Mr. Dorfman’s brother as trustee for the benefit of Mr. Dorfman’s children. Mr. Dorfman’s address is 6465 East Johns Crossing, Suite 400, Johns Creek, Georgia 30097.

(3)
The IPOF Group consists of IPOF Fund, L.P., the David Dadante Revocable Trust dated May 14, 2003 and David Dadante, individually. Pursuant to an order dated November 21, 2005, the United States District Court for the Northern District of Ohio (the “Court”) appointed Mr. Mark E. Dottore the Receiver to the assets of IPOF Group. The Court determined that Mr. Dottore, as Receiver, was to administer the assets of the IPOF Group with the same rights and powers as a general partner in a limited partnership pursuant to Ohio Revised Code Chapter 1782 Limited Partnerships. The address of Mr. Dottore is 2344 Canal Road, Cleveland, Ohio 44113.

(4)	Includes 50,000 shares subject to presently exercisable stock options.

(5)	Includes 50,000 shares subject to presently exercisable stock options.

(6)	Includes 10,000 shares held by the Marks Family, LLP and 30,000 shares subject to presently exercisable stock options.

(7)	Includes 30,000 shares subject to presently exercisable stock options.

(8)	Includes 30,000 shares subject to presently exercisable stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and the disclosure requirements of Item 405 of Regulation S-K require the directors and executive officers of the Company, and any persons holding more than 10% of any class of equity securities of the Company, to report their ownership of such equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission, the NASDAQ Capital Market and the Company. Based solely on a review of the written statements and copies of such reports furnished to the Company, the Company believes that, during 2012, all Section 16(a) filing requirements were met.

BOARD MATTERS

Board

The Bylaws of Innotrac provide that the Board of Directors shall consist of no fewer than five or more than eleven directors, with the exact number being set from time to time by the Board or the shareholders. During fiscal 2012, the Board consisted of five directors, one of whom, Mr. Dorfman, was an employee of the Company.

The Board has determined that a majority of its members are independent as defined under Securities Exchange Commission rules and NASDAQ listing standards. The independent directors are Messrs. Bruce V. Benator, James Childs, Thomas J. Marano, and Joel E. Marks. These independent directors meet regularly in executive sessions without management present.

The Board of Directors meets on a regular basis to supervise, review and direct Innotrac’s business and affairs. During the 2012 fiscal year, the Board held four (4) meetings.  Mr. Dorfman telephonically attended the Company’s 2012 Annual Meeting of Shareholders and was the only board member in attendance.  The Company does not require its board members to attend its annual meetings of shareholders.

Committees

During fiscal 2012, the Board of Directors had three standing committees to which it assigned certain responsibilities in connection with the governance and management of its affairs: the Audit, Compensation, and Nominating/Governance Committees. Each committee operates under a written charter adopted by the Board, which are available at Innotrac’s website at www.innotrac.com through the “Investors” link.  Each of the directors attended at least 75% of the Board meetings and meetings of committees on which they served during the 2012 fiscal year.

The composition of these committees during fiscal 2012, and the number of meetings they held, was as follows:

	Audit	Compensation	Nominating/ Governance
Number of Meetings	4	2	2
Name of Director
Bruce V. Benator			X
James W. Childs	X	Chair	X
Thomas J. Marano	X	X	Chair
Joel E. Marks	Chair	X	X

Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial and other oversight responsibilities. The Audit Committee’s duties, responsibilities and activities include reviewing Innotrac’s financial statements, reports and other financial information, overseeing the annual audit and the independent auditors, and reviewing the integrity of Innotrac’s financial reporting process and the quality and appropriateness of its accounting principles. The Report of the Audit Committee is included herein beginning at page 20.

The Board has determined that Mr. Marks satisfies the “audit committee financial expert” criteria adopted by the SEC under Section 407 of the Sarbanes-Oxley Act of 2002. The members of the Audit Committee also meet the additional independence criteria applicable to audit committee members and the financial literacy requirements of NASDAQ listing standards.

Compensation Committee. The Compensation Committee is responsible for the review and approval of compensation of employees above a certain salary level, the review of management recommendations relating to incentive compensation plans, the administration of Innotrac’s Stock Incentive and Senior Executive Compensation Plans, the review of compensation of directors and consultation with management and the Board on senior executive continuity matters.

Nominating/Governance Committee. The Nominating/Governance Committee is responsible for reviewing matters pertaining to the composition, organization and practices of the Board of Directors (including a periodic evaluation of the Board in meeting its corporate governance responsibilities) and for recommending to the full Board a slate of directors for consideration by the shareholders at the annual meeting and candidates to fill any vacancies on the Board.

Director Nominations

Nominations Process. The Nominating/Governance Committee is responsible for considering and making recommendations to the Board concerning nominees to recommend to the shareholders in connection with Innotrac’s annual meeting of shareholders, and nominees for appointments to fill any vacancy on the Board. To fulfill these responsibilities, the Committee periodically considers and makes recommendations to the Board regarding what experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent director for re-election, the Board and the Nominating/Governance Committee evaluate each incumbent’s continued service in light of the Board’s collective requirements at the time such director’s class comes up for re-election.

When the need for a new director arises (whether because of a newly created Board seat or vacancy), the Nominating/Governance Committee proceeds by whatever means it deems appropriate to identify a qualified candidate or candidates, including by engaging director search firms. The Committee reviews the qualifications of each candidate. Final candidates are generally interviewed by one or more Board members. The Committee then makes a recommendation to the Board based on its review, the results of interviews with the candidate and all other available information. The Board makes the final decision on whether to invite the candidate to join the Board.

Director Qualifications. The Nominating/Governance Committee is responsible for considering and making recommendations to the Board concerning criteria for the selection of qualified directors. At a minimum, directors should have high moral character and personal integrity, demonstrated accomplishment in his or her field, the ability to devote sufficient time to carry out the duties of a director, and be at least 21 years of age. In addition to these minimum qualifications for candidates, in evaluating candidates the Board and the Committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular Board seat, taking into account the then-current composition of the Board. These factors may include: a candidate’s professional and educational background, reputation, industry knowledge and business experience, and the relevance of those characteristics to Innotrac and the Board; whether the candidate will complement or contribute to the diversity of talents, skills, background, experience, and other characteristics needed to maintain the Board’s effectiveness; the candidate’s ability to fulfill the responsibilities of a director and of a member of one or more of the Board’s standing committees; whether the candidate is independent; and whether the candidate is financially literate or a financial expert.  The composition of the current Board of Directors reflects diversity in business and professional experience and skills.

Shareholder Nominations. Nominations of individuals for election to the Board at any meeting of shareholders at which directors are to be elected may be made by any Innotrac shareholder entitled to vote for the election of directors at that meeting by complying with the procedures set forth in Article III, Section 3 of Innotrac’s Bylaws. Article III, Section 3 generally requires that shareholders submit nominations by written notice to the President of the Company setting forth certain prescribed information about the nominee and nominating shareholder. That section also requires that the nomination be submitted at a prescribed time in advance of the meeting, as described below in “Shareholders’ Proposals for the 2013 Annual Meeting.”

The Nominating/Governance Committee will consider recommending to the Board that it include in the Board’s slate of director nominees for a shareholders’ meeting a nominee submitted to Innotrac by a shareholder. In order for the Committee to consider such nominees, the nominating shareholder should submit the information about the nominee and nominating shareholder described in Article III, Section 3 of the Bylaws to the President at Innotrac’s principal executive offices not less than 14 nor more than 50 days before the first anniversary of the date that Innotrac’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders. The nominating shareholder should expressly indicate that such shareholder desires that the Board and the Committee consider such shareholder’s nominee for inclusion with the Board’s slate of nominees for the meeting. The nominating shareholder and shareholder’s nominee should undertake to provide, or consent to Innotrac obtaining, all other information the Board and the Committee request in connection with their evaluation of the nominee.

The shareholder’s nominee must satisfy the minimum qualifications for director described above. In addition, in evaluating shareholder nominees for inclusion with the Board’s slate of nominees, the Board and Committee may consider all relevant information, including: the factors described above; whether there are or will be any vacancies on the Board; the size of the nominating shareholder’s Innotrac holdings and the length of time such shareholder has owned such holdings; whether the nominee is independent of the nominating shareholder and able to represent the interests of Innotrac and its shareholders as a whole; and the interests and/or intentions of the nominating shareholder.

Communicating with the Board

The Board has established a procedure by which shareholders may send communications to the Board. Shareholders desiring to communicate directly with the Board can leave a confidential voice mail message at (678) 584-4039 which is a dedicated telephone number for the Board, or can send communications to the Board by e-mail at bod@innotrac.com or by regular mail sent to the Company’s headquarters listed on the first page of this Proxy Statement directed to the attention of the Chairman of the Board. The internal counsel or outside counsel for Innotrac will review the communication and respond accordingly.

Code of Ethics and Business Conduct

Innotrac’s Board has adopted a Code of Ethics and Business Conduct applicable to all directors, officers and employees, including the principal financial and accounting officer. Waivers of the provisions of the Code for the benefit of any director or executive officer can only be granted by the Audit Committee. The Code is available at Innotrac’s website at www.innotrac.com through the “Investor Relations” link. Any waivers of the Code for the benefit of any director or executive officer will also be disclosed at that site.

Board Leadership Structure

The board of directors has not separated the position of Chairman of the board and Chief Executive Officer.  Scott D. Dorfman, the founder of the Company, currently serves as both Chairman and Chief Executive Officer of the Company.  Each of the standing committees of our board of directors is chaired by an independent director and each of our Audit, Compensation and Nominating/Governance Committees is comprised entirely of independent directors.

The board of directors believes that combining the position of Chief Executive Officer and Chairman of the Board allows the Chief Executive Officer to serve as a bridge between management and the Board, ensuring that both groups act with a common purpose.  The Chief Executive Officer is the individual selected by the board of directors to manage the Company on a day to day basis, and his direct involvement in the Company’s operations makes him well positioned to lead productive board strategic planning sessions and determine the time allocated to each agenda item in discussions of the Company’s short- and long-term objectives.

Additionally, the board has not appointed a lead independent director.  Currently, the board consists of five directors, four of whom are independent.  Due to the small size of the board, all of the independent directors are able to closely monitor the activities of the Company and meet regularly in executive sessions without management to discuss the development and strategy of the Company.  These executive sessions allow the independent directors to review key decisions and discuss matters in a manner that is independent of our Chief Executive Officer.  Therefore, the board has determined that a lead independent director is not necessary at this time.  As the composition of the board changes and/or grows in the future, the board of directors intends to reevaluate the need for a lead independent director.

Board’s Role in Risk Management Process

Management is responsible for the day-to-day management of risks the Company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management.  The board believes that full and open communication between management and the board of directors is essential for effective risk management and oversight.  The Board receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic, competitive and reputational risks.  Additionally, senior management is available to address any questions or concerns raised by the board on risk management-related and any other matters.

While the board is ultimately responsible for risk oversight at the Company, our three board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk.  The Audit Committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with the NASDAQ rules, discusses policies with respect to risk assessment and risk management.  The Compensation Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.  The Nominating/Governance Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

ITEMS FOR VOTE

ELECTION OF DIRECTORS
(Item Number 1 on the Proxy Card)

The Board is divided into three classes of directors serving staggered three-year terms. Two directors are to be elected at the Annual Meeting for a three-year term expiring in 2016.  Upon the recommendation of the Nominating/Governance Committee, the Board has nominated Scott D. Dorfman and Thomas J. Marano for these positions.  Messrs. Dorfman and Marano have indicated that they will serve if elected, but if the situation should arise that either one is no longer able or willing to serve, the proxy may be voted for the election of such other person as may be designated by the Board of Directors.

The following information, as of March 25, 2013, has been furnished by the nominees for director and the continuing directors. Except as otherwise indicated, the nominee and the continuing directors have been or were engaged in their present or last principal employment, in the same or a similar position, for more than five years.

Nominees for Director at the Annual Meeting and Whose Term Will Expire in 2016 if Elected

Name (Age)	Information About the Nominees
Scott D. Dorfman (55)

Mr. Dorfman founded Innotrac and has served as Chairman of the Board, President and Chief Executive Officer since its inception in 1984.

As Chairman, President, and Chief Executive Officer, as well as the founder, of the Company, and with over 28 years of experience at the Company, Mr. Dorfman brings to the Board of Directors a deep knowledge and understanding of the Company, its operations, and its line of business.

Thomas J. Marano (62)
Mr. Marano has been a director of Innotrac since August 2005.  Mr. Marano is the Chief Executive Officer of Air Serv Corporation.  Air Serv was acquired by ABM Industries in November of 2012, and Tom continues to serve as President of Air Serv Corporation, now a Division of ABM Industries.  As CEO, Mr. Marano oversees the company's growth strategy and execution while building on Air Serv's values of integrity and service excellence.  Mr. Marano rejoined Air Serv in 2006, after serving as CEO of Coffeecol, a food service coffee company.  Before Mr. Marano’s initial relationship with Air Serv Corporation, Mr. Marano was the President and Chief Operating Officer for AHL Services, Inc.     Prior to joining AHL Services, Mr. Marano was Vice President of Sales and Marketing for the Fountain Division of The Coca-Cola Company. Prior to Coca-Cola, Mr. Marano served in a variety of marketing and operational management roles, including Vice President of Apple Computer Corporation and Pepsi-Cola Company.

Mr. Marano has extensive leadership experience in the business services industry which demonstrates his management capability and business insight.  His experience brings valuable expertise in global operational issues and other industry practices to the Board of Directors.

Director Whose Terms Expire in 2014

Name (Age)	Information About the Continuing Director

Bruce V. Benator (55)
Mr. Benator has been a director of Innotrac since 1997 and is the Managing Partner of Williams Benator & Libby, LLP, certified public accountants and consultants.  He has been affiliated with the firm since 1984 and leads the transaction services practice for the firm.  From 1979 to 1984, Mr. Benator was employed by Ernst & Young, LLP.

Mr. Benator has served as a Director since the Company’s initial public offering in 1998, and has a unique knowledge of the operations of the Company and the Board of Directors.  Additionally, Mr. Benator’s financial expertise and accounting skills are invaluable to the Board of Directors.

Directors Whose Terms Expire in 2015

Name (Age)	Information About the Continuing Directors

Joel E. Marks (56)
Mr. Marks has been a director of Innotrac since 2002 and since July 1, 2004, has served in various senior executive capacities at First Allied Holdings Inc., and its affiliates, a privately held financial services holding company.  Mr. Marks currently serves as Chairman of First Allied Securities, Inc.  Mr. Marks was formerly the President of Innovative Brokerage Solutions, Inc. from May 2002 until June 2004, providing investment consulting services to the independent brokerage community.  From January 2001 to April 2002, Mr. Marks served as a Senior Vice President and Managing Director of First Union Securities, Inc.  Prior to that, Mr. Marks served as Vice Chairman and Chief Operating Officer of JWGenesis Financial Corp., a firm he founded in 1983 and was acquired by First Union Securities, Inc. in January 2001.  From 1987 through 1994, Mr. Marks served as Chief Financial Officer and Senior Vice President of APCO.  Mr. Marks obtained his certification as a public accountant in 1978 and was employed in various capacities in both the audit and tax departments of the accounting firm of Deloitte Haskins & Sells (now Deloitte LLP).

Mr. Marks’ certification as a public accountant, as well as his extensive experience in investment banking, provides the Board of Directors with unique expertise in complex financial issues, investment opportunities, and financial analysis.

James W. Childs (45)
Mr. Childs has been a director of Innotrac since August 2011.  Mr. Childs is founder and current Managing Partner of Childs Advisory Partners, LLC, an investment banking firm.  Prior to founding Childs Advisory Partners, he was Chief Executive Officer of Air Serv, a diversified service provider to the aviation industry.  From 1998 to 2004 he cofounded and was the Chief Executive Officer of Impact Innovations Group, an IT staffing / services firm and from 1995 to 1998, Mr. Childs was a Vice President of Investment Banking for Robinson Humphrey/Solomon Smith Barney.

Mr. Childs’ experience in growing and managing service businesses combined with his current strategic advisory activities to service industries contributes valuable operational insight to the Board of Directors of the Company.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Item Number 2 on the Proxy Card)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables the Company’s shareholders to vote to approve on a non-binding basis the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.  As further described below under “Compensation of Executive Officers and Directors”, the primary objectives of our compensation program are to enhance Company profitability, and thus shareholder value, by aligning executive compensation with the Company’s business goals and performance, and by attracting, retaining and rewarding executive officers who contribute to the long-term success of the Company.

We are asking our shareholders to indicate their support for the compensation of our Named Executive Officers.  The proposal, known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers.  We are asking our shareholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of the Securities and Exchange Commission’s Regulation S-K, including the compensation tables and narrative disclosure in the Company’s Proxy Statement for its 2013 Annual Meeting, is hereby APPROVED”

The say-on-pay vote and the above proposal is advisory only, and therefore is not binding on the Company, the Company’s Board of Directors or the Company’s Compensation Committee.  However, the Compensation Committee and the Board of Directors intend to take into account the outcome of the advisory vote when considering future executive compensation arrangements for Named Executive Officers, although they are under no obligation to do so.

ADVISORY VOTE TO DETERMINE THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
(Item Number 3 on the Proxy Card)

The Dodd-Frank Act also enables our shareholders to indicate how frequently we should seek their advisory approval of compensation of our Named Executive Officers. By voting on this Item 3, shareholders may indicate whether they would prefer an advisory vote on the compensation of our Named Executive Officer’s once every one, two or three years.

After considering this item, the Board of Directors has determined that an advisory vote on executive compensation that occurs once every one year is the most appropriate option for the Company, and therefore the Board of Directors recommends that you vote for an advisory vote on executive compensation every year.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the following resolution:

“RESOLVED, that the option of once every one, two or three years that receives the highest number of votes cast will be the shareholders’ preferred frequency with which the Company should hold an advisory shareholder vote to approve the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of the Securities and Exchange Commission’s Regulation S-K, including the compensation tables and narrative disclosure, in the Company’s Proxy Statement.”

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders. The Board currently intends to consider the shareholders’ selection in deciding on a frequency.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by, or paid by the Company during the years ended December 31, 2012 and December 31, 2011 to the Company’s Named Executive Officers.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	All Other Compensation (4)	Total
Scott D. Dorfman	2012	$426,950	$170,000	$75,000	$17,709	$681,963
Chairman, President and Chief Executive Officer	2011	$426,950	$-	$255,000	$10,061	$692,011

Robert J. Toner	2012	$300,000	$95,000	$37,500	$2,473	$434,973
Senior Vice President and Chief Operations Officer	2011	$300,000	$-	$42,500	$2,521	$345,021

Larry C. Hanger	2012	$236,950	$85,000	$15,000	$2,473	$339,423
Senior Vice President – Client Services	2011	$236,950	$-	$42,500	$2,522	$281,972

(1)	Base salary paid to officers in fiscal year indicated.
(2)	Discretionary cash bonus based on performance of Named Executive Officer in 2012 was paid in 2013. No discretionary cash bonus was paid to Named Executive Officers for performance in 2011.
(3)
Consists of restricted stock awards of 50,000 shares to Mr. Dorfman, 25,000 shares to Mr. Toner and 10,000 shares to Mr. Hanger in August 2012, valued at $1.50 per share of restricted stock, the market price of the Company’s stock on the date of grant.  Consists of restricted stock awards of 150,000 shares to Mr. Dorfman and 25,000 to Messrs. Toner and Hanger in June 2011, valued at $1.70 per share of restricted stock, the market price of the Company’s stock on the date of grant.

(4)	Amounts include payment by the Company of premiums on life insurance policies, payments of an automobile lease and payments by the Company of long term and short term disability insurance.

Narrative Disclosure to Summary Compensation Table

Overview of Executive Compensation

This narrative addresses the material elements of the Company’s compensation program for Named Executive Officers, including the Company’s compensation objectives and overall philosophy, the compensation process and the administration of the program.  It is intended to complement and enhance an understanding of the compensation information presented in the “Summary Compensation Table” and other accompanying tables.  In this “Narrative Disclosure to Summary Compensation Table” section, the terms “we,” “our,” “us” and the “Committee” refer to the Compensation Committee of the Company’s Board of Directors.

Compensation Objectives and Overall Philosophy

The Company’s executive compensation program is designed to enhance Company profitability, and thus shareholder value, by aligning executive compensation with the Company’s business goals and performance, and by attracting, retaining and rewarding executive officers who contribute to the long-term success of the Company.  More specifically, the goals of the executive compensation program include:

●	offering market competitive total compensation opportunities to attract and retain talented executives;

●	providing strong links between Company performance and total compensation earned – i.e., paying for performance;

●	emphasizing long-term performance of the Company, thus enhancing shareholder value; and

●	promoting and facilitating executive officer stock ownership.

We believe that it is in the best interests of the Company’s shareholders and its Named Executive Officers that the Company’s executive compensation program, and each of its elements, remains simple and straightforward.  This approach should reduce the time and cost involved in setting the Company’s executive compensation policies and calculating the payments under such policies, and should enhance the transparency of, and the ability to comprehend, these policies.

Administration

The Compensation Committee has overall responsibility with respect to approving and monitoring the Company’s executive compensation program, and operates under a Charter that was approved by the Company’s Board of Directors in 2004.  None of the members of the Compensation Committee has been an officer or employee of the Company, and the Board of Directors has considered and determined that all of the members are “independent” as defined under applicable NASDAQ rules and otherwise meet the criteria set forth in the Committee’s Charter.

In fulfilling its responsibilities, the Compensation Committee, among other things, considers and approves the compensation level of each of the Named Executive Officers, reviews and considers corporate goals and objectives relevant to the compensation of the Named Executive Officers, evaluates the performance of the Named Executive Officers in light of these goals and objectives, reviews and approves compensation based on these objectives and its evaluations, reviews criteria for making equity grants to the Named Executive Officers and the Company’s other employees, considering the recommendations of senior management, and approves such equity grants.

We regularly review and discuss the compensation of the Named Executive Officers with Scott D. Dorfman, the Company’s Chairman, President and Chief Executive Officer, and consult with Mr. Dorfman in evaluating the performance of the Named Executive Officers.  In addition, Mr. Dorfman may make recommendations to us regarding compensation for all of the Named Executive Officers.

As discussed in greater detail below, the levels of each element of compensation for the Named Executive Officers are determined based on several factors, which may include the Company’s performance and relative shareholder return, informal benchmarking against the value of similar compensation to executives at comparable companies, compensation provided in previous years, the terms of each Named Executive Officer’s employment agreement with the Company, if such an agreement has been entered into, and other matters that we deem relevant.  In addition, we consider the level of experience and the responsibilities of each Named Executive Officer, his performance as well as the personal contributions he makes to the success of the Company.  Qualitative factors such as leadership skills, analytical skills and organizational development have been and will continue to be deemed to be important qualitative factors to take into account in considering elements and levels of compensation.  We have not adopted any formal or informal policy for allocating compensation between long-term and short-term, between cash and non-cash or among the different possible forms of non-cash compensation.

The Company’s executive compensation program consists of two primary elements, base salary and annual discretionary performance bonuses.  In 2012, performance bonuses took the form of cash awards and restricted stock and in 2011 performance bonuses took the form of restricted stock.  In addition to these primary elements, the Company has provided, and will continue to provide, its Named Executive Officers with certain benefits, such as healthcare plans, that are available to all employees.

Elements of Compensation

Base Salary.  On an annual basis we determine the base salary for each of the Named Executive Officers.  The base salary for a Named Executive Officer is established based on, among other things, his experience and the scope of his responsibilities, his performance and the performance of the Company and our informal benchmarking against the value of similar salaries paid to executives at comparable companies.  The minimum levels of some of these base salaries are mandated by employment agreements with the Named Executive Officers (which are described in more detail below under the heading “Employment Agreements with Named Executive Officers”).  We believe that base salaries are an important part of the Company’s executive compensation program because they provide the Named Executive Officers with a steady income stream that is not contingent upon the Company’s overall performance.

Mr. Dorfman has an employment agreement with the Company which renews for an additional 12 month term each December 31st providing certain conditions are met and provides for a minimum annual base salary of $425,000.  Messrs. Toner and Hanger have employment agreements with the Company with an expiration date of December 31, 2015.  Under these agreements, the minimum base salary is set at an amount not materially different than their respective 2012 salaries disclosed in the “Summary Compensation Table.”

Annual Discretionary Bonuses.  We utilize annual discretionary bonuses, in the form of cash and equity awards, to reward the Named Executive Officers for their performance and the performance of the Company during the prior year.  We have not adopted any formal or informal performance objectives for the calculation or payment of these discretionary bonuses.  Instead, in determining an annual discretionary bonus, we consider, among other things, the Company’s performance during the prior year, relative shareholder value, discretionary bonuses awarded in previous years, the performance of the Named Executive Officer and his personal contributions to the success of the Company.

Annual discretionary cash bonuses, as opposed to equity-based awards, are designed to more immediately reward the Named Executive Officers for their performance.  The immediacy of these bonuses provides a significant incentive to the Named Executive Officers to raise their level of performance, and thus the Company’s overall level of performance.  Thus, we believe that discretionary cash bonuses can be an important motivating factor for the Named Executive Officers.

We approved the payment of cash bonuses to Messrs. Dorfman, Toner and Hanger in 2013 based on their level of performance in 2012 in the amounts set forth in the “Summary Compensation Table.”  There were no discretionary cash bonuses paid in 2012 for 2011 performance.

Restricted stock and other equity-based awards provide the Named Executive Officers with a strong link to the Company’s long-term performance, promote an ownership culture, and more closely align the interests of the Named Executive Officers and the Company’s shareholders.  In March 2013, we approved and issued equity-based awards in the amounts of 100,000 shares to Mr. Dorfman, 25,000 shares to Mr. Toner and 10,000 shares to Mr. Hanger for the year 2012. In March 2012, we approved and in August 2012 we issued equity-based awards in the form of restricted stock in the amounts of 50,000 shares to Mr. Dorfman, 25,000 shares to Mr. Toner and 10,000 shares to Mr. Hanger for the year 2011.  In June 2011, we approved equity-based awards in the form of restricted common stock in the amounts of 150,000 shares to Mr. Dorfman and 25,000 for Messrs. Toner and Hanger for the year 2010.    Under the terms of the awards, the restricted shares are held by the company until they vest at a rate of twenty-five percent (25%) on each of the 7th, 8th, 9th and 10th anniversary of June 10, 2011.  If a Named Executive Officer’s employment with the Company discontinues for any reason before some restricted shares are vested, the unvested restricted shares are forfeited.

In the future, equity incentive awards can be granted under the Company’s 2010 Innotrac Stock Award Plan (the “2010 Plan”) which was approved at the June 2, 2010 annual shareholder meeting.  The 2010 plan, as did the Company’s 2000 Stock Option and Incentive Award Plan (the “2000 Plan”) which expired on March 28, 2010, provides the Company with broad discretion to fashion the terms of awards to provide eligible participants with such stock-based incentives as we deem appropriate.  It permits the issuance of awards in a variety of forms, including non-qualified stock options and incentive stock options, stock appreciation rights, stock awards, restricted stock awards and performance shares.  Vesting terms for equity incentive awards are determined on a case by case basis.

Severance and Change of Control Arrangements.  As discussed in more detail in the “Employment Agreements with Named Executive Officers” and “Potential Payments Upon Termination or Change in Control” sections below, the Named Executive Officers may be entitled to certain benefits upon the termination of their respective employment or change in control agreements.

Other Compensation.  The Named Executive Officers currently are entitled to participate in the Company’s group medical, vision and dental coverage, group life insurance and group long-term disability insurance plans and in our 401(k) plan to the same extent that the Company’s employees are entitled to participate.  In addition, Named Executive Officers can participate in a deferred compensation plan with respect to which Innotrac may provide matching contributions.  All Company matches permitted under the executive deferred compensation plan have been suspended.

A summary of certain other material terms of the Company’s compensation plans and arrangements is set forth below.

Employment Agreements with Named Executive Officers

Scott D. Dorfman.  Mr. Dorfman entered into a new agreement to serve as Innotrac’s Chairman of the Board, President and Chief Executive Officer on April 16, 2007.  The initial term of the new agreement expired on December 31, 2009 and automatically extends until each December 31st thereafter, unless either the Company or Mr. Dorfman provides written notice of non-renewal to the other party no later than the September 30th prior to the upcoming December 31st expiration date.  Mr. Dorfman is entitled to a salary of no less than $425,000 per year and is eligible for annual increases and a performance-based bonus.  He may participate in such benefit plans as Innotrac maintains from time to time for senior executives, and receives customary perquisites.

Mr. Dorfman’s employment agreement may be terminated by either party if he dies or becomes disabled, by Innotrac for “good cause” (as defined in the agreement) or for any reason by either party upon 90 days’ notice.  If the Company terminates Mr. Dorfman’s employment without “good cause”, he is entitled to receive a pro rata portion of his bonus for the year in which the termination occurs, based upon the year to date financials and performance of the Company and assuming performance at the target level for any individual performance criteria.  If the Company terminates Mr. Dorfman’s employment other than for “good cause” or due to his death or total disability, he is entitled to receive severance pay equal to his base salary for six months following such termination, and all unvested Company stock options will immediately become fully vested and exercisable upon such termination.  If Mr. Dorfman’s employment is terminated by the Company for “good cause”, all unvested Company stock options will be forfeited as of the termination date.

Mr. Dorfman’s employment agreement also provides for Mr. Dorfman to receive certain benefits if his employment is terminated within 18 months following the date of a “Change in Control.”  The agreement defines a “Change in Control” as any of the following: (i) the acquisition (other than from the Company) by any person of beneficial ownership of 50% or more of the combined voting power of the Company’s then outstanding voting securities; (ii) consummation of (1) a merger or consolidation involving the Company if the shareholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Employer outstanding immediately before such merger or consolidation, or (2) a complete liquidation or dissolution of the Company, or (3) an agreement for the sale or other disposition of all or substantially all of the assets of the Company; (iii) a change in the composition of the Company’s board of directors such that the individuals who, as of the date of the agreement, constitute the board cease for any reason to constitute at least a majority of the board; (iv) the occurrence of any other event or circumstance which is not covered by (i) through (iii) above which the board determines affects control of the Company and adopts a resolution that such event or circumstance constitutes a Change in Control for the purposes of the agreement.  The Agreement also defines “good reason” for which Mr. Dorfman may resign following a change of control as:  (i) the assignment to Mr. Dorfman of any duties inconsistent with his title and status, or a substantial adverse alteration in the nature or status of his responsibilities at the Company from those in effect immediately prior to the Change in Control; (ii) a substantial reduction by the Company in Mr. Dorfman’s base salary; (iii) the relocation of Mr. Dorfman’s principal office to a place more than 50 miles from Atlanta, Georgia; (iv) the failure by the Company to continue in effect any compensation or benefit plan or program in which Mr. Dorfman participates immediately prior to the change in control, which is material to Mr. Dorfman’s total compensation, unless an equitable arrangement has been made with respect to such plan, or the failure by the Company to continue Mr. Dorfman’s participation in such plan on a basis not materially less favorable.

If there is a Change in Control of the Company and Mr. Dorfman’s employment is terminated by the Company other than for “good cause” or due to his death or total disability or by Mr. Dorfman for “good reason” within 18 months following the date of the Change in Control, then, in addition to any accrued salary payable, but in lieu of the above-described severance payments, Mr. Dorfman is entitled to receive severance payments in the amount of his salary as then in effect for a period of 18 months from his date of termination, and all outstanding Company stock options will become fully vested on the date of termination.  If Mr. Dorfman terminates his employment within 18 months following the date of the Change in Control other than for “good reason”, he will be entitled to receive the same compensation and benefits described immediately above, but with a severance period of 12 months rather than 18 months.

Mr. Dorfman is subject to customary confidentiality, noncompetition and nonsolicitation covenants during the term of his employment and for an additional period following his termination.  The post-termination noncompetition and nonsolicitation period is 12 months.

All payments and benefits under the employment agreement are subject to compliance with the requirements of Section 409A of the Internal Revenue Code.

Robert J. Toner and Larry C. Hanger.  Messrs. Toner and Hanger each have employment agreements with the Company which provide that they will serve in their respective positions and have minimum salaries materially the same as they received in 2011 and as presented in the compensation chart above. These agreements expire on December 31, 2015 and automatically extend to the next December 31st thereafter, unless either the Company or the executive provides written notice of non-renewal to the other party no later than the September 30th prior to the upcoming December 31st expiration date.  Each executive is eligible for annual increases and a performance-based bonus.  The other provisions of these executive’s employment agreements are similar to those described above with respect to Mr. Dorfman’s employment agreement, with the following exceptions:  (1) the severance payments to which these executives are entitled upon termination by the Company other than for “good cause” or due to his death or total disability is equal to six months of salary, and (2) the post-termination noncompetition and nonsolicitation period will be 12 months.

2000 Stock Option and Incentive Award Plan and the Innotrac 2010 Stock Award Plan

The Company’s shareholder-approved 2000 Stock Option and Incentive Award Plan expired on March 28, 2010.  On March 29, 2010 the Board of Directors approved and on June 2, 2010, the Company’s shareholders ratified the 2010 Plan replacing the 2000 Plan.  The 2010 Plan is a flexible plan that provides the Compensation Committee with broad discretion to fashion the terms of awards to provide eligible participants with such equity-based incentives as the Committee deems appropriate.  It permits the issuance of awards in a variety of forms, including non-qualified stock options and incentive stock options, stock appreciation rights, stock awards, restricted stock awards and performance shares.

Benefits

The Named Executive Officers also participate, on a voluntary basis, in Innotrac’s regular employee benefit programs, including group medical, vision and dental coverage, group life insurance and group long-term disability insurance and in Innotrac’s 401(k) plan.  In addition, Named Executive Officers can participate in a deferred compensation plan with respect to which Innotrac may provide matching contributions.  All Company matches permitted under the executive deferred compensation plan have been suspended.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the current holdings of stock options and stock awards by the Named Executive Officers, including both unexercised and unvested awards.  The market value of the stock awards is based upon the closing market price for the Company’s Common Stock as of December 31, 2012, the last trading day in 2012, which was $3.05.

	Stock Awards							Option Awards
Name	Stock Award Date	Number of shares or units of stock that have not vested			Market value of shares or units of stock that have not vested	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Scott D. Dorfman	08/31/2012 06/09/2011 03/29/2010	50,000 150,000 50,000	(1)(2)(3)	$ $ $	152,500 457,500 152,500	-	-	-	-	-	-	-

Robert J. Toner	08/31.2012 06/09/2011 03/29/2010	25,000 25,000 50,000	(1)(2)(3)	$ $ $	76,250 76,250 152,500	-	-	08/15/2005	50,000	-	$4.56	08/15/2015
	04/16/2007	88,652	(4)		$270,389

Larry C Hanger	08/31/2012 06/09/2011 03/29/2010	10,000 25,000 25,000	(1)(2)(3)	$ $ $	30,500 76,250 76,250			08/15/2005	50,000	-	$4.56	08/15/2015
	04/16/2007	88,652	(4)		$270,389

(1)
On August 31, 2012, 50,000 shares of restricted shares were issued to Mr. Dorfman, 25,000 restricted shares were to Mr. Toner and 10,000 restricted shares were issued to Mr. Hanger under the terms provided in the 2010 Plan.  The market price of our stock on the date of issuance of the restricted shares was $1.50 and they vest in equal amounts on the 7th, 8th, 9th and 10th anniversary dates of their issuance, subject to accelerated vesting in the event of a change in control of the Company.

(2)
On June 10, 2011, 150,000 restricted shares were issued to Mr. Dorfman and 25,000 restricted shares were issued to each of Messrs. Toner and Hanger under the terms provided in the 2010 Plan.  The market price of our stock on the date of issuance of the restricted shares was $1.70 and they vest in equal amounts on the 7th, 8th, 9th and 10th anniversary dates of their issuance, subject to accelerated vesting in the event of a change in control of the Company

(3)
On March 29, 2010, 50,000 restricted shares were issued to each of Messrs. Dorfman and Toner and 25,000 restricted shares were issued to Mr. Hanger under the terms provided in the 2010 Plan.  The market price of our stock on the date of issuance of the restricted shares was $1.64 and they vest in equal amounts on the 7th, 8th, 9th and 10th anniversary dates of their issuance, subject to accelerated vesting in the event of a change in control of the Company.

(4)
On April 16, 2007, 88,652 restricted shares were issued to each of Messrs. Toner and Hanger under the terms provided in the Executive Retention Plan.  The Executive Retention Plan was subsequently terminated in early 2010, however the restricted shares remain issued.  The market price of our stock on the date of issuance of the restricted shares was $2.82 and they vest in equal amounts on the 7th, 8th, 9th and 10th anniversary dates of their issuance, subject to accelerated vesting in the event of a change in control of the Company.

Potential Payments Upon Termination or Change in Control

The Company is party to employment agreements with certain of its Named Executive Officers.  These employment agreements address, among other things, compensation and benefits that would be paid to the Named Executive Officers in the event that his employment is terminated for different reasons, including termination for cause or without cause, and termination in connection with a change in control.  See above under the headings “Employment Agreements with Named Executive Officers” for a complete discussion of the terms of these employment agreements.

In addition, the Company’s equity-based incentive plan and the award agreements under that plan, as modified by the employment agreements discussed above, call for compensation to be provided and vesting to be accelerated under certain circumstances in connection with the termination of a Named Executive Officer’s employment or a change in control of the Company.

Non-Employee Director Compensation

The current compensation program for the Company’s non-employee directors is designed to pay directors for work required for a company of Innotrac’s size and scope and to align the directors’ interests with the long-term interests of Company’s shareholders.

Non-employee directors receive annual compensation of $20,000 as compensation for service on the Board of Directors.  Beginning in June, 2011, non-employee directors receive an annual grant, providing they served as a member in good standing for the full year prior to the annual grant, of 10,000 restricted shares.  The vesting period of the annual grant is 1/3rd (3,333 shares) at grant date, 1/3rd (3,333 shares) on the 1st anniversary of the grant date and the final 3,334 shares on the 2nd anniversary of the grant date provided the director served as a member in good standing for the full year prior to the 1st and 2nd anniversary the annual grant, and subject to accelerated vesting in the event of a change in control of the Company.  Additionally, each non-employee director receives a cash payment of $250 for each Board of Directors meeting that he attends and a cash payment of $100 for each committee meeting that he attends.

The members of the Board of Directors who are employees of the Company do not receive additional compensation for Board or committee service.

The following table provides information on compensation paid to non-employee directors in 2012.

Name	Grant of Restricted Shares (5)	Fees Earned or Paid in Cash	Total
Bruce V. Benator (1)	$15,000	$21,950	$36,950
Thomas J. Marano (2)	$15,000	$21,950	$36,950
Joel E. Marks (3)	$15,000	$21,950	$36,950
James W. Childs (4)	$15,000	$19,100	$34,100

(1)	Member of the Nominating/Governance Committee of the Board of Directors.
(2)	Member of the Audit and Nominating/Governance Committees of the Board of Directors.
(3)	Member of the Audit, Compensation and Nominating Governance Committees of the Board of Directors.
(4)	Member of the Audit and Compensation Committees of the Board of Directors.
(5)
Each Director received a Grant of 10,000 restricted shares of stock on August 31, 2012 at a market value of $1.50 per share. The restricted shares vest at a rate of 1/4th on each of the 7th, 8th, 9th and 10th anniversaries of the grant date (or earlier upon a change in control), unless the Director’s service with the Company terminates other than the removal of the Director for cause prior to all shares vesting, in which case shares vest 1/3rd on the grant date and 1/3rd on each of the 1st and 2nd anniversaries of the grant date.

Compensation Committee Interlocks and Insider Participation

During 2012, the Compensation Committee was comprised of Messrs. Childs and Marks, both of whom were non-employee, independent directors.  No interlocking relationship exists between our Board of Directors, Compensation Committee or executive officers and the board of directors, compensation committee or executive officers of another company.

RELATED PERSON TRANSACTIONS

Policy on Related Person Transactions

The Company recognizes that transactions between the Company or its subsidiaries and any of its directors or executive officers can present potential or actual conflicts of interest.  Accordingly, as a general matter it is the Company’s preference to avoid such transactions.  Nevertheless, the Company recognizes that there are circumstances where such transactions may be in, or not inconsistent with, the best interests of the Company.  Therefore, the Company has adopted a formal policy that requires the Company’s Audit Committee to review and, if appropriate, approve or ratify any such transactions.  Pursuant to the policy, the Committee will review any transaction in which the Company is or will be a participant, and in which any of the Company’s directors, executive officers or 5% shareholders had, has or will have a direct or indirect material interest.  After its review, the Committee will only approve or ratify those transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders.

Certain Related Person Transactions

The Company leases a single engine aircraft from a company wholly-owned by its Chairman and Chief Executive Officer.  The Company pays a pro-rated amount of the maintenance, insurance, taxes, fuel and other expenses associated with the aircraft based on Innotrac’s business use of the aircraft, which was approximately 86% for both 2012 and 2011.  This allocation is reviewed by the Audit Committee annually.  Innotrac paid approximately $224,000 for Innotrac’s use of the aircraft in 2012 and $201,000 for its use of the aircraft in 2011. In August 2012, the Company made $367,000 in improvements to the aircraft which will be depreciated over the ten year term of the lease. Under the terms of the airplane lease between the Company and the Chairman and Chief Executive Officer, i) should the airplane not be made available for use as required by the Company, the Chief Executive Officer will reimburse the Company for the undepreciated portion of the improvements, and ii) if the Company should cancel the lease of the aircraft before its contract term ending in August 2022, the Company would not require the Chief Executive to reimburse the Company for the undepreciated portion of the improvements

As of December 31, 2012, IPOF Fund, L.P. and its affiliates (the “IPOF Group”) held approximately 32.9% of the outstanding common stock of the Company.  Pursuant to an order dated November 21, 2005, the United States District Court in Cleveland, Ohio has appointed a receiver to identify and administer the assets of the IPOF Fund, L.P. and its general partner, Mr. David Dadante.  Based on information from the receiver, the Company understands that the Fund and Mr. Dadante own 4,321,771 shares of common stock of the Company, representing approximately 32.9% of the total shares outstanding, all of which are held as collateral in margin accounts maintained at several financial institutions.  On February 23, 2011, the court extended a previous order prohibiting the financial institutions holding Company stock owned by the IPOF Fund and Mr. Dadante in margin accounts from selling any of these shares for an indefinite period.  The court has permitted open market sales by the receiver as he may in his sole discretion determine to be consistent with his duty to maximize the value of the assets of IPOF Fund, and as warranted by market conditions.  The receiver has indicated to the Company that he does not intend to direct any open market sales during this period except in circumstances in which he believes that there would be no material adverse impact on the market price for the Company’s shares.  Nevertheless, as long as these shares are held in margin accounts where the lenders desire to liquidate the positions, there will be significant downward pressure on the market price of our common stock because the market is concerned that these shares may be sold in a manner that causes the price of our common stock to decline precipitously.  This concern is ameliorated to some degree by the indefinite prohibition by the court on sales of our shares by financial institutions that hold the shares in margin accounts.  The Company continues to engage in discussions from time to time with the receiver in an effort to cause the shares to be sold in a manner that causes as little disruption to the market for Company stock as possible.  If the court were to issue a new order discontinuing this prohibition before the shares have been sold in such a transaction, then the financial institutions might foreclose on some or all of these shares and sell them into the market, which could have an extremely negative impact on the market price for our common stock.

EQUITY COMPENSATION PLANS

The following table sets forth aggregate information as of December 31, 2012 about all Innotrac compensation plans, including individual compensation arrangements, under which our equity securities are authorized for issuance.  The weighted-average exercise price does not include restricted stock.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders	351,000	$4.24	1,149,750
Equity Compensation Plans Not Approved by Shareholders	N/A	N/A	N/A

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the Audit Committee Charter, the Audit Committee appoints the firm that will serve as Innotrac’s independent registered public accounting firm each year.  Such appointment is not subject to ratification or other vote by the shareholders.  The Audit Committee appointed Grant Thornton, LLP as the Company’s independent registered public accounting firm for 2012, which appointment can be changed at the discretion of the Audit Committee.  Grant Thornton, LLP served as the Company’s independent registered public accounting firm for 2011 and 2012.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Fees

The following table summarizes the fees billed to Innotrac by Grant Thornton, LLP for professional services for the fiscal years shown:

($ in thousands)	2012	2011
Audit Fees (1)	$211	$215
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$211	$215

(1)	Fees for audit services billed in 2012 and 2011 consisted of an audit of the Company’s annual financial statements and reviews of the Company’s quarterly financial statements.

Pre-Approval Policies and Procedures

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services.  These policies and procedures describe the permitted audit, audit-related, tax and other services (collectively, the “Disclosure Categories”) that the independent auditor may perform.  These policies and procedures require that prior to the beginning of each fiscal year, a description of the services (the “Service List”) expected to be performed by the independent auditor in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.  On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.

The Audit Committee also may pre-approve requests for specific audit, audit-related, tax and other services not contemplated on the Service List on a case-by-case basis, although these services cannot commence until such approval has been granted.  Normally, pre-approval is provided at regularly scheduled meetings; however, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee, who must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

Provisions of the Sarbanes-Oxley Act of 2002 requiring Audit Committee pre-approval of all services to be performed by the independent auditor.  Pursuant to such provisions, all services performed by the independent auditor in 2012 and 2011 were pre-approved in accordance with this policy.  The Audit Committee did not waive any approval requirements during these periods.

REPORT OF THE AUDIT COMMITTEE

As set forth in its charter, the primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial and other oversight responsibilities by serving as an independent and objective party to oversee, monitor and appraise, among other things the integrity of the Company’s financial statements and the Company’s auditing process.  The Committee operates pursuant to a written charter adopted by the Board of Directors available on the Company’s website, www.innotrac.com.

The Company’s management is responsible for its internal controls and the financial reporting process.  The Company’s independent registered public accounting firm, Grant Thornton, LLP, is responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion as to their conformity with generally accepted accounting principles.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In keeping with that responsibility, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and the independent registered public accounting firm.  In addition, the Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board.  The Audit Committee also has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board (United States) Rule 3526 and has discussed with the independent registered public accounting firm their independence.

Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm.  Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s reviews and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company’s auditors are in fact “independent”.

Based on the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

This report is respectfully submitted by the Audit Committee of the Board of Directors.

James W. Childs—Thomas J. Marano—Joel E. Marks, Chairman
(Members of the Audit Committee)

SHAREHOLDERS’ PROPOSALS FOR 2014 ANNUAL MEETING

Shareholders are hereby notified that if they wish to include a proposal in the Company’s Proxy Statement and form of proxy relating to the 2014 annual meeting pursuant to Rule 14a-8 as promulgated under the Securities Exchange Act of 1934, a written copy of their proposal must be received at the principal executive offices of the Company no later than December 27, 2013 (based on a tentative annual meeting date of June 4, 2014 and proxy materials for such meeting being dated April 25, 2013).  To ensure prompt receipt by the Company, proposals should be sent certified mail return receipt requested and should otherwise comply with Rule 14a-8.

In accordance with the Company’s bylaws, shareholders who wish to make a nomination for director for consideration at the Company’s 2014 annual meeting must deliver a copy of their nomination to the Company at its principal executive offices no later than May 21, 2014 and no earlier than April 15, 2014 (based on a tentative annual meeting date of June 4, 2014).

OTHER MATTERS

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and soliciting proxies will be paid by Innotrac.  It is estimated that such costs will be nominal.  Innotrac may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to beneficial owners of stock.  The solicitation of proxies will be conducted primarily by mail but may include telephone, electronic or oral communications by directors, officers or regular employees of Innotrac, acting without special compensation.

The Board of Directors is aware of no other matters, except for those incidental to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting.  If, however, any other matters properly come before the Annual Meeting or any postponement, adjournment or adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

Shareholders are urged to fill in, date and sign the accompanying form of proxy and return it to Innotrac as soon as possible.

By Order of the Board of Directors,

Stephen G. Keaveney
Secretary

Broadridge Corporate Issuer Solutions, Inc. PO Box 1342 Edgewood, NY 11717
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR Proposals 1 and 2, and “1 YEAR” for Proposal 3:
1.	Election of Directors		For	Against	Abstain
01	Scott D. Dorfman		☐	☐	☐

02	Thomas J. Marano		☐	☐	☐

			For	Against	Abstain
2.	The non-binding resolution to approve the compensation of the Company’s Named Executive Officers.		☐	☐	☐
		1 year	2 years	3 years	Abstain
3.	The non-binding vote to determine the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000177719_1     R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement, AR/10K Wrap is/are available at www.proxyvote.com .

INNOTRAC CORPORATION Annual Meeting of Shareholders June 5, 2013 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Scott D. Dorfman and Stephen G. Keaveney, and each of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of INNOTRAC CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 09:00 AM, EDT on June 5, 2013, at the 6465 East Johns Crossing, Suite 400 Johns Creek, GA 30097, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

0000177719_2     R1.0.0.51160